UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

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KORU Medical Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KORU Medical Systems, Inc.

100 Corporate Drive

Mahwah, NJ 07430

800-624-9600

Notice of Annual Meeting of Shareholders

to be held on May 17, 2023

The 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of KORU Medical Systems, Inc. (the “Company”) will be held on May 17, 2023 at 8:00 a.m. Eastern Time at the Company’s offices at 100 Corporate Drive, Mahwah, NJ 07495.

The Annual Meeting is to vote on the following matters:

1.	Election of directors
2.	Advisory approval of the compensation of the Company’s executive officers
3.	Ratification of the appointment of independent registered public accountants

The Company will also transact any other business that may properly come before the meeting.

All shareholders are invited to attend the Annual Meeting. Only those shareholders of record at the close of business on March 24, 2023 are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. A complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder at the Annual Meeting and during normal business hours at the Company’s corporate headquarters during the 10-day period immediately prior to the date of the Annual Meeting.  Officers of the Company will be present at the Annual Meeting and available to respond to questions from shareholders.

YOUR VOTE IS IMPORTANT.  Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. Shareholders who attend the Annual Meeting may revoke any previously submitted proxies and vote in person, by internet or by mobile device up until the polls close during the Annual Meeting.

How to Vote:

Mail	Internet	Mobile Device
Sign, complete and return the proxy card in the postage paid envelope provided	www.cstproxy.com - have your proxy card available when logging in	Scan this QR code:

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be Held on May 17, 2023: This Proxy Statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is available at https://www.cstproxy.com/KORUMEDICAL/2023.

By order of the Board of Directors,

Thomas Adams

Interim Chief Financial Officer, Treasurer and Corporate Secretary

KORU Medical Systems, Inc.

100 Corporate Drive

Mahwah, NJ 07430

800-624-9600

Proxy Statement

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of KORU Medical Systems, Inc. (the “Company” or “KORU Medical” and, as the context requires, “we”, “us” or “our”) to be used at the Company’s 2023 Annual Meeting of Shareholders to be held on May 17, 2023 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any postponements or adjournments thereof. All proxies will be voted in accordance with the shareholders’ instructions, and if no choice is specified, the proxies will be voted in favor of the matters specified in the accompanying Notice of Annual Meeting of Shareholders and each of the director nominees specified herein. Any proxy may be revoked by a shareholder before its exercise by delivery of written revocation or a subsequently dated proxy to our Corporate Secretary by the close of business on May 16, 2023 or by voting again by internet or mobile device prior to or at the Annual Meeting before the polls close.

Notice of Electronic Availability of Proxy Materials

On or about April 5, 2023, we mailed to our shareholders of record and beneficial owners a Notice of Internet Availability of Proxy Statement (“Notice”) containing instructions on how to access this proxy statement and our 2022 Annual Report on Form 10-K via the Internet and how to vote online or by mobile device. This Proxy Statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is available at http://www.cstproxy.com/KORUMEDICAL/2023. As a result, you will not receive a paper copy of the proxy materials unless you request one. All shareholders are able to access the proxy materials on the website referred to in the Notice and in this proxy statement and to request to receive a set of the proxy materials by mail or electronically, in either case, free of charge. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such materials in this proxy statement.

Questions and Answers about the Annual Meeting

What is the record date?

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 24, 2023. The record date is established by the Board of Directors as required by New York law. On the record date, 46,440,264 shares of the Company’s common stock, par value $0.01 per share (“shares” or “common stock”) (including 900,000 shares of unvested restricted common stock entitled to vote) were issued and outstanding.

Who is entitled to vote?

All record holders of shares as of the close of business on the record date are entitled to vote.

What are the voting rights of shareholders?

Each holder of shares is entitled to one vote per common share on all matters to be acted upon at the Annual Meeting. Neither the Company’s Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), nor our Amended and Restated By-laws allow for cumulative voting rights.

What constitutes a quorum for the Annual Meeting?

A majority of the outstanding shares of common stock entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum is present.

How do I vote my shares?

KORU Medical offers registered shareholders these ways to vote:

●	By mail (if you received your proxy materials by mail), using the enclosed proxy card and return envelope;

●	By Internet or mobile device, following the instructions on the Notice or the proxy card, prior to or at the Annual Meeting; or

●	By submitting a ballot in person at the Annual Meeting.

How do I attend the Annual Meeting? What do I need to bring?

In order to be admitted to the Annual Meeting, you must bring documentation showing that you owned shares as of March 24, 2023, the record date. Acceptable documentation includes (i) your Notice of Internet Availability of Proxy Materials, (ii) the admission ticket attached to your proxy card (if you received your proxy materials by mail), or any other proof of ownership (such as a brokerage or bank statement) reflecting your KORU Medical holdings as of March 24, 2023. All attendees must also bring valid photo identification. Shareholders who do not bring this documentation will not be admitted to the Annual Meeting.

Can I vote my shares during the Annual Meeting?

Yes. If you are a shareholder of record, you may vote your shares during the Annual Meeting by accessing https://www.cstproxy.com/KORUMEDICAL/2023 until the polls close or by completing a ballot at the meeting. However, if your shares are held in “street name,” you may vote your shares in person only if you obtain a nominee-issued proxy from your broker or nominee giving you the right to vote the shares. Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with Continental Stock Transfer & Trust Company, the Company’s transfer agent, you are considered the shareholder of record with respect to those shares. The Notice and proxy card have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares, and your shares are held in “street name.” The Notice and proxy card have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record.

How do I vote shares that are held by my broker?

If you have shares held by a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following instructions that your broker or nominee provides to you. Most brokers offer voting by mail and the Internet.

What if I do not specify how I want my shares voted?

If you return a signed proxy card and do not specify on your proxy card (or when giving your proxy over the Internet or mobile device) how you want to vote your shares, your shares will be voted FOR each of the directors nominated in Proposal 1, and FOR each of the proposals set forth in Proposals 2 and 3.

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders. If that happens, the banks and brokers who are registered with the New York Stock Exchange (NYSE) may vote those shares only on matters deemed “routine” by the NYSE, such as the ratification of the appointment of the Company’s independent registered public accounting firm. On “non-routine” matters nominees cannot vote unless they receive voting instructions from beneficial owners, resulting in so called “broker non-votes.” The items being considered at the Annual Meeting, except for the ratification of the appointment of the Company’s independent registered public accounting firm, are considered “non-routine” matters.  Therefore, it is important that you provide voting instructions to your broker as to how you want your shares voted on the proposals being submitted at the Annual Meeting.

How do I find out the voting results?

Preliminary results are typically announced at the Annual Meeting. Final voting results will be reported on a Form 8-K filed with the Securities and Exchange Commission following the Annual Meeting.

What are my choices when voting?

Shareholders may vote “for,” “against” or abstain from voting with respect to each of Proposals 2 and 3 described in the Notice and this Proxy Statement.  Shareholders may vote “for” or “against” all or some of the nominees, or vote “withhold” with respect to one or more of the nominees with respect to Proposal 1 (Election of Directors).

What are the recommendations of the Board of Directors on how I should vote my shares?

The Board of Directors recommends that you vote your shares FOR each of the director nominees in Proposal 1 and FOR each of Proposals 2 and 3.

Can I change my vote?

Yes. You may revoke your proxy at any time by any of the following means:

●	Attending the Annual Meeting and voting by one of the methods described in the proxy materials for the Annual Meeting. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your shares at the meeting to revoke your proxy. If your shares are held in “street name,” you will need a nominee-issued proxy from your broker to vote your shares at the meeting.

●	Completing and submitting a new valid proxy bearing a later date by Internet, mobile device or mail before 11:59 pm on May 16, 2023.

●	Giving written notice of revocation to the Company addressed to Corporate Secretary, at the Company’s address above, which notice must be received before the close of business on May 16, 2023.

What percentage of the vote is required to elect the nominees to the Board of Directors?

To be elected as a director (Proposal 1), each director nominee must receive a plurality of the votes cast at the Annual Meeting by the shareholders entitled to vote in the election of directors. Should any director nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board of Directors may nominate or designate.  Each director nominee has expressed his intention to serve the entire term for which election is sought.  Broker non-votes and votes “withheld” will have no impact on the outcome of Proposal 1.

What percentage of the vote is required to approve the advisory vote regarding executive compensation?

The affirmative vote of a majority of the votes cast for or against at the Annual Meeting by the shareholders entitled to vote thereon is required to approve, by advisory vote, the Company’s executive compensation described in this proxy statement (Proposal 2).  This is a non-binding advisory vote.  Broker non-votes and abstentions will have no effect on the outcome of Proposal 2.

What percentage of the vote is required to ratify the appointment of independent registered accountants?

The affirmative vote of a majority of the votes cast in favor of or against such action at the Annual Meeting by the shareholders entitled to vote thereon is required to ratify the appointment of the independent registered accountants (Proposal 3). This is a non-binding advisory vote.  Broker non-votes and abstentions will have no effect on the outcome of Proposal 3.

Is this proxy statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, officers and employees of the Company may solicit the return of proxies by mail, telephone, facsimile or e-mail or through personal contact. These officers and employees will not receive additional compensation but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares registered in their names, will be requested to forward solicitation materials to the beneficial owners of shares.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business for a vote at the Annual Meeting other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their discretion on such matters.

What does it mean to vote by proxy?

It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting. If you give your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares “FOR” each of the director nominees and FOR Proposals 2 and 3.

What is “householding” and how does it affect me?

KORU Medical has adopted “householding,” a procedure under which shareholders of record who have the same address and last name will receive a single Notice of Internet Availability of Proxy Materials or set of proxy materials, unless one or more of these shareholders notifies the Company that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to the Company by reducing printing and postage costs.

If you participate in householding and wish to receive a separate Notice of Internet Availability of Proxy Materials or set of proxy materials, or if you wish to receive separate copies of future notices, special reports and proxy materials, please contact Continental Transfer & Trust Company at 1 State Street 30th floor, New York, NY 10004, phone (212) 509-4000. The transfer agent will deliver the requested documents to you promptly upon your request.

Any shareholders of record who share the same address and currently receive multiple copies of proxy materials who wish to receive only one copy of these materials per household in the future may contact Continental Transfer & Trust Company at the address or telephone number listed above. If you hold your shares through a broker, bank or other nominee, however, please contact your broker, bank, or other nominee to request information about householding.

Are there rights of dissent or appraisal for the proposals submitted at the Annual Meeting?

None of the matters to be acted on at the Annual Meeting give rise to any statutory right of a shareholder to dissent and obtain the appraisal of or payment for such shareholder’s shares.

Proposal 1: Election of Directors

✔ The Board recommends a vote “FOR” each of the nominees for director.

The Company’s Board of Directors (the “Board”) currently has 7 members, and all but one of our current directors are standing for election at the 2023 Annual Meeting. James M. Beck, a current director, recently notified the Board of his intention not to stand for re-election at the 2023 Annual Meeting for personal reasons. Mr. Beck has contributed meaningful insight, leadership and service in his capacities as a director since 2018, serving as Chairman of the Compensation Committee and member of the Nominating and Corporate Governance Committee and the Audit Committee, as well as the former interim CEO. Immediately following the 2023 Annual Meeting, there will be six directors serving on the Board in accordance with the Company’s Bylaws.

Members of the Board are elected to serve a term of one year and until their successors have been elected and qualified. All of the nominees for director have consented to being named in this proxy statement and to serve if elected. Shareholders will be unable to vote their proxies for more than 6 persons.

The Company does not know of any reason why any nominee would be unable to serve as director. If any nominee is unable to serve, the shares represented by valid proxies will be voted for the election of such other person as the Board may nominate, or the size of the Board may be reduced.

The Company’s directors have a variety of backgrounds, which reflects the Board’s continuing efforts to achieve a diversity of viewpoints, insights and perspectives on the Board. As more fully discussed below, director nominees are considered on the basis of a range of criteria, including their business knowledge and background, prominence and reputation in their fields and commitment to strong corporate governance and citizenship. They must also have experience and ability that is relevant to the Board’s oversight of the Company’s business and affairs. Each nominee’s biography starting on page 7 includes the particular experience and qualifications that led the Board to conclude that the nominee should serve on the Board.

			Committee Membership*
Nominee	Age	Director Since	AC	CC	NGC
R. John Fletcher Chairman of the Board Managing Partner Emeritus, Fletcher Spaght Inc.	77	2019	M		M
Robert A. Cascella Former CEO of Precision Diagnostics, Royal Phillips	68	2022	C
Donna French, PhD VP Dosage Form Design and Development, AstraZeneca	58	2021			M
Joseph M. Manko, Jr. Senior Principal, Horton Capital Management LLC	57	2016	M	M	C
Shahriar (Shar) Matin CEO, Cordis Corporation	48	2021		M
Linda Tharby President and CEO, KORU Medical	54	2022

* As of March 28, 2023

AC - Audit Committee	C - Chair
CC – Compensation Committee	M - Member
NGC –Nominating & Corporate Governance Committee

Skills & Experience

The table below summarizes the key qualifications, skills and attributes of the nominees for director that served as the basis for the Board’s decision to nominate these individuals for election.

Skills & Experience & Attributes	Fletcher	Cascella	French	Manko	Matin	Tharby
Market Knowledge - Distribution	✔				✔	✔
Market Knowledge - Specialty Pharma		✔	✔
Market Knowledge - Biopharma	✔	✔	✔	✔		✔
Medtech Industry Experience	✔	✔	✔	✔	✔	✔
Medtech Operational Experience		✔	✔		✔	✔
Healthcare Growth Experience	✔	✔	✔	✔	✔	✔
International Healthcare Experience	✔	✔	✔	✔	✔	✔
Product Development	✔	✔	✔		✔	✔
Capital Markets Experience	✔	✔		✔	✔
Financial Expertise/Audit Committee Experience	✔	✔		✔	✔
C-level Expertise	✔	✔	✔	✔	✔	✔
Other Public Company Director Experience	✔	✔		✔
Prior Knowledge of the Company			✔	✔		✔
Independent	✔	✔	✔	✔	✔
Female			✔			✔

Nominees for Director

R. John Fletcher

Mr. Fletcher brings more than 35 years of healthcare and medical device experience to KORU. Mr. Fletcher joined the Board of Directors of publicly-traded medical device company Spectranetics Corporation in 2002 and served as Chairman of the Board from 2010-2017. Mr. Fletcher was named 2018 Director of the Year by The National Association of Corporate Directors (NACD) for his work at Spectranetics. Mr. Fletcher currently serves on the Board of Directors of Optinose, Inc., Chairman of ClearPoint Neuro (formerly MRI Interventions) and is Chairman of Metabolon, Inc. He is Chairman Emeritus of the Corporate Collaboration Council at the Thayer School of Engineering/Tuck School of Business at Dartmouth College and serves on the Board of Advisors of Beth Israel Deaconess Medical Center and the Whitehead Institute at MIT. Mr. Fletcher received his MBA from Southern Illinois University and a BBA in Marketing from George Washington University. Mr. Fletcher earned a Masters Degree at Central Michigan University and Mr. Fletcher was also an instructor and PhD candidate at the Wharton School, University of Pennsylvania.

Robert A. Cascella

Over more than 30 years, Mr. Cascella has supported value creation in the healthcare industry, with a strong focus on innovation and integrated solutions. Mr. Cascella retired from Philips on December 31, 2021, after working for the company since 2015. The last position he held before retiring was Executive Vice President and Strategic Business Development Leader and was also a member of the company’s Executive Committee. Prior to that role, Mr. Cascella was the CEO for the Precision Diagnosis Segment, responsible for the integration of smart systems, software, informatics and services dedicated to delivering on the promise of precision medicine. Prior to that role, Mr. Cascella was the CEO of the Diagnosis and Treatment Segment, where he was responsible for the development and growth of modality-based diagnostics and interventional treatment and therapy. Before joining Philips, Mr. Cascella spent 11 years at Hologic, a global leader in Women’s Health, as its president, and later, its CEO. Under his leadership, Hologic broadly diversified its product portfolio and substantially grew revenues through a combination of innovative product development and acquisition, as well as the building of strong customer relationships. Mr. Cascella serves as a board director for Celestica (NYSE: CLS), Mirion Technologies (NYSE: MIR) and Neuronetics (Nasdaq: STIM). He is also a NACD certified director. Mr. Cascella holds a Bachelor of Arts in accounting from Fairfield University.

Donna French

Dr. French, Ph.D., is a pharmaceutical industry veteran with over 25 years of experience in pharmaceutical sciences and drug-device combination products. Dr. French, has been Vice President of Dosage Form Design and Development at AstraZeneca since June 2017. Prior to joining AstraZeneca, Dr. French was Senior Director of Device Development at Genentech from January 2009 to May 2017. She was Executive Director of Drug Delivery Engineering at Amgen, Inc. before joining Genentech. For her entire career, Dr. French has been developing and commercializing drug products, drug delivery systems and devices. She has led the development and commercialization of numerous products with delivery devices worldwide, including auto-injectors, pen injectors, needle stick prevention devices, prefilled syringes, needle-free injectors, subcutaneous infusion devices, intraocular delivery devices, inhalation drug delivery systems, and patient aids and tools for drug preparation and administration. Dr. French earned her B.S. in Pharmacy from Albany College of Pharmacy, and her Ph.D. in Pharmaceutical Sciences from the University of Nebraska.

Joseph M. Manko, Jr.

Mr. Manko has been the Senior Principal in Horton Capital Management LLC, the investment manager for the Horton Capital Partners Fund, LP (“Horton Fund”) since 2013. The Horton Fund is a significant shareholder in the Company. Mr. Manko has over 20 years of investment experience in the asset management, investment banking, private equity and corporate securities markets. From 2005 to 2010, Mr. Manko was a Partner and Chief Executive Officer of Switzerland-based BZ Fund Management Limited, where he was responsible for corporate finance, private equity investments, three public equity funds and the firm’s Special Situations and Event-Driven strategies. Prior to that Mr. Manko was a Managing Director with Deutsche Bank in London. He began his investment banking career at Merrill Lynch as a Vice President in Hong Kong and prior to that, Mr. Manko was a corporate finance attorney at Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Manko has served on the board of several companies in the bio-pharmaceutical industry and has advised numerous companies in the pharmaceutical, biotech and medtech industries and currently serves as a director and Chairman of Safeguard Scientifics, Inc., and previously served as a director of Wireless Telecom Group, Inc., and Creative Realities, Inc. Mr. Manko earned both his B.A. and Juris Doctor from the University of Pennsylvania.

Shahriar (Shar) Matin

Mr. Matin has over 20 years of medical technology experience and since August 2021 is Chief Executive Officer of Cordis US Corporation. Previously, he served as Chief Operating Officer at View Ray Inc. from July 2018 to March 2021. Prior to that, he served as Chief Operating Officer of Spectranetics from January 2014 to November 2017. From 2007 – 2014, Mr. Matin held commercial and operation leadership roles of increasing responsibilities at Spectranetics. Before joining Spectranetics, Mr. Matin also served in several commercial and engineering leadership roles at Boston Scientific and Guidant Corporation. He earned a BS in Mechanical Engineering from the University of California, Berkeley, with honors, and an MBA from Harvard Business School.

Linda Tharby

Ms. Tharby was appointed as President and CEO in April 2021. Ms. Tharby has over 25 years of executive leadership experience building and leading strong performing global organizations that develop and commercialize products and service innovations, while delivering solutions to patients in the home setting. Prior to joining KORU, Ms. Tharby spent the last 24 years working in various roles of increased responsibility at Becton Dickinson (“BD”). Ms. Tharby was a member of the Executive Leadership team of BD. From 1998 to 2016, she held numerous senior global business leadership roles at BD, including Executive Vice President and President of Life Sciences, Group President of Pre-Analytical Systems and Biosciences, Worldwide President of Diabetes Care, and Vice President/General Manager of Pharmaceutical Systems. Ms. Tharby’s last role was as Chief Customer Experience Officer from July 2018 through December 2020. Prior to that she served as BD’s Chief Human Resources Officer, from October 2016 through July 2018. Ms. Tharby has an Honors Bachelor of Business Administration from Wilfrid Laurier University in Waterloo, Ontario Canada.

Ms. Tharby has entered into an agreement with the Company whereby she will be deemed to have automatically resigned from the Board simultaneously with the termination of her employment as the Company’s Chief Executive Officer.

Board Assessment, Nomination & Diversity

Our Board members have extensive experience in business, finance, healthcare and enterprise growth, as well as developing successful Company strategies. The Board strives to obtain and retain the right mix of skills and experiences on the Board to drive the Company’s success. To that end, the Board performs annual self-assessments and engages in a thorough director nomination process.

Board Self-Evaluation Process

The Board and its committees conduct an annual self-evaluation of their respective performances that allows directors to provide individual and confidential feedback on the Board’s composition, structure, committee structure, effectiveness, relationship with management, meetings, and other Board-related topics. The results of the self-evaluation are presented by the chair of the Nominating and Corporate Governance Committee (the “Nominating and Governance Committee”) to the full Board. The Board then assesses progress made in areas targeted for improvement from the prior year’s self-evaluation and develops an action plan in response to the current year’s self-evaluation.

Director Nomination Process

The Nominating and Governance Committee makes its recommendations of director candidates to the full Board, after considering candidates’ depth of experience, availability and potential contributions to the Board, as well as their qualification as “independent” under the standards applicable to the Board and its committees. With respect to incumbent members of the Board, the committee will also consider the prior performance of each incumbent director.

In selecting qualified candidates to serve as directors of the Company, a wide range of diversity criteria are considered, including without limitation, gender, race, ethnicity, religion, sexual orientation, physical ability and age, with the objective that the Board, as a whole, reflects a range of viewpoints, backgrounds, skills and experience. In the process of searching for qualified persons to serve on the Board, the Nominating and Governance Committee strives for the inclusion of diverse groups, knowledge, and viewpoints. To accomplish this, the Committee may retain an executive search firm to help meet the Board’s diversity objectives.

Candidates may come to the attention of the Nominating and Governance Committee from current or former directors, shareholders, officers or other sources, and the committee reviews all candidates in the same manner regardless of the source of the recommendation. In addition to those candidates identified through its own internal processes, the Nominating and Governance Committee will consider nominees recommended by shareholders who submit their recommendations in accordance with the notice, information and consent requirements set forth in our Bylaws.

Director Diversity

The Board believes having Board members with a diverse mix of viewpoints, insights and perspectives is critical to board effectiveness. The Company seeks to have its Board composed of directors that collectively possess a wide range of relevant business and financial expertise, industry knowledge, management experience and prominence in areas of importance to the Company. The Board believes that gender and minority representation is an important element in achieving the broad range of perspectives that the Board seeks among its members. To that end, consideration of the overall gender and ethnic diversity of our Board is an important factor in our Board candidate selection and succession planning. Our Board currently includes two female directors.

The Board and Committees of the Board

The Company is governed by the Board. The Board held four regular and no special meetings in 2022. All directors attended at least 75% of the total number of meetings of the Board and the Committees on which he or she served. The Company’s non-employee directors, all of whom are independent, met in executive session at or shortly after each of the Board meetings held during 2022. All directors and director nominees attended the Company’s 2022 Annual Meeting. In addition to its formal meetings, the Board met regularly with management in 2022.

The Board has established three operating committees (the “Committees”) that meet regularly: the Audit Committee; the Compensation Committee; and the Nominating and Governance Committee (the “Governance Committee”).

Committee Membership and Function

Set forth below are the members of each Committee and a summary of each Committee’s areas of oversight. Each Committee operates under a formal charter adopted by the Board that governs its duties and conduct. Copies of the Committee charters can be obtained free of charge from the Company’s website at www.korumedical.com.

Audit Committee

Members	Meetings in 2022 (#)	Principal Responsibilities
Robert A. Cascella (Chair)* R. John Fletcher Joseph M. Manko, Jr.	6

●    Recommends appointment of independent registered public accountants

●    Reviews internal accounting procedures and financial statements

●    Consults with and reviews services provided by independent registered public accountants, including the results and scope of their audit

●    Reviews and discusses with management and the independent auditor annual reports on Form 10-K and makes recommendations to the Board with respect thereto

●    Reviews and discusses with management quarterly reports on Form 10-Q, earnings releases and any earnings guidance

●    Reviews financial strategies regarding currency, interest rates and use of derivatives and reviews our insurance program

* The Board has designated Mr. Cascella as the Audit Committee’s “audit committee financial expert” under the rules of the SEC.

Compensation Committee

Members	Meetings in 2022 (#)	Principal Responsibilities
James M. Beck (Chair) Joseph M. Manko, Jr. Shahriar Matin	5

●    Recommends compensation of our CEO to the independent members of the Board and approves the compensation of our other executive officers

●    Approves all employment, severance and change in control agreements with our executive officers

●    Serves as the granting and administrative committee for our equity compensation plans

●    Administers our Annual Incentive Compensation Plan

●    Oversees our policies relating to employee compensation and benefits

●    Reviews and recommends to the Board director compensation, including equity awards

Nominating and Governance Committee

Members	Meetings in 2022 (#)	Principal Responsibilities
Joseph M. Manko, Jr. (Chair) James M. Beck R. John Fletcher Donna French	9

●    Identifies and recommends candidates for election to the Board;

●    Reviews and recommends the composition, structure and function of the Board and its Committees;

●    Recommends a chair of the Board

●    Monitors our corporate governance and Board practices, and oversees the Board’s self-evaluation process;

●    Identifies, evaluates and mitigates operational, strategic and external environment risks, with overall responsibility for monitoring our risk policies and practices

Director Independence

The Governance Committee annually reviews the independence of all directors and nominees for director and reports its findings to the full Board. The Board has determined that all of our non-employee directors serving on the Board and on each of its four Committees are independent under the rules of the Nasdaq Stock Market. As an employee of the Company Ms. Tharby is not independent.

In determining that each of our non-employee directors is independent, the Board reviewed any transactions or other dealings by the Company with organizations with which a director has a relationship, such as service as an employee of an organization or as a member of its governing or advisory board. Based on its review, the Board determined that, in each instance, the relationship met the safe harbor provision of the Nasdaq rules, or that the nature of the relationship, the degree of the director’s involvement with the organization or transaction, and the amount involved did not otherwise constitute a relationship that would impair the director’s independence. The Board considered, among other things, the level of Mr. Manko’s beneficial ownership of Company’s common stock.

Corporate Governance

The following is a summary of KORU Medical’s significant corporate governance practices:

●	Annual election of directors
●	Majority voting standard for election of directors
●	5 out of 6 director nominees (all except Company CEO) are independent
●	Lead director structure
●	Annual board and committees self-evaluation and
●	Shareholder right to call special meetings
●	Shareholder right to act by written consent
●	Director and executive officer stock ownership requirements
●	Independent Board Committees
●	No poison pill
●	Anti-hedging and pledging policies
●	Annual say-on-pay shareholder vote
●	National Association of Corporate Directors membership and director education

Board Leadership

Our governing documents enable the Board to determine the appropriate Board leadership structure for the Company and allow the roles of Chairman of the Board and Chief Executive Officer to be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separate or combined based upon the Company’s needs and circumstances and the Board’s assessment of the Company’s leadership from time to time. Our Amended and Restated By-laws (our “Bylaws”) provide that, in the event the roles of Chairman of the Board and Chief Executive Officer are filled by the same individual, or if the Chairman is not considered by the Board to be an independent director, the independent directors will elect an independent director to serve as Lead Director. The Lead Director, if any, will chair meetings of independent directors, will facilitate communications between other members of the Board and the Chief Executive Officer and the Chairman, and will assume other duties which the independent directors as a whole may designate from time to time.

Our Bylaws provide that the primary officers of the Company shall be a Chairman of the Board, Chief Executive Officer and a Treasurer, each of whom shall be appointed by the Board of Directors and have such powers and duties as provided in the Bylaws or as the Board otherwise deems appropriate. Any two offices or more may be held by one person. Our Bylaws further provide that the Chairman of the Board shall preside at all meetings of the Board of Directors and shareholders, when present, and perform other such duties as the Board may designate. In the Chief Executive Officer’s absence or inability to act, the Chairman of the Board shall perform the duties and may exercise the powers of the Chief Executive Officer.

The Board believes the current separation of the Chairman of the Board and Chief Executive Officer roles is appropriate at this time because it enables the Chief Executive Officer to focus on strategic leadership, execution and day-to-day management of our business, while the Chairman focuses on board-level leadership and facilitating the Board’s ability to be a strategic partner with management and provide oversight and monitoring. The Board will continue to review its leadership structure.

Code of Ethics

KORU Medical maintains a Code of Ethics that is applicable to all directors, officers and employees. It sets forth our policies and expectations on several topics, including conflicts of interest, confidentiality, compliance with laws, protection of Company assets (including proprietary information), and business ethics. The Code of Ethics also sets forth procedures for addressing any potential conflict of interest (or the appearance of a conflict of interest).

The Company also maintains an Ethics Hotline, which is accessible via telephone number for all our employees as a means of raising concerns or seeking advice. Employees using the Ethics Hotline may choose to remain anonymous (unless prohibited by local law) and all inquiries are kept confidential to the extent practicable in connection with the investigation of an inquiry. All Ethics Hotline inquiries are forwarded to the Chairman of the Nominating and Governance Committee for investigation. In accordance with our complaint handling procedures, the Audit Committee is informed of any significant matters, whether reported through the Ethics Hotline or otherwise, including accounting, internal control or auditing matters, or any reported fraud involving senior management or persons who have a significant role in our internal controls. Retaliation for submissions to the Ethics Hotline is prohibited.

Any waivers from any provisions of the Code of Ethics for executive officers and directors will be promptly disclosed to shareholders. In addition, certain amendments to the Code of Ethics, as well as any waivers from certain provisions of the Code of Ethics given to the Company’s CEO, CFO or principal accounting officer, will be posted at the website address set forth below.

The Code of Ethics is available on the Company’s website at www.korumedical.com. Printed copies of the Code of Ethics may be obtained, without charge, by contacting the Corporate Secretary, KORU Medical Systems, Inc., 100 Corporate Drive, Mahwah, NJ 07430; telephone 800-624-9600.

Risk Oversight

The full Board has the ultimate responsibility for, and is actively engaged in, overseeing the Company’s risk management. The Board receives and reviews periodic reports from management, auditors, legal counsel and others, as considered appropriate regarding the Board’s assessment of risks, and ensures that risks undertaken by the Company are consistent with the Board’s tolerance for risk.

The Nominating and Governance Committee has been appointed by the Board to assist the Board with regard to the identification, evaluation and mitigation of operational, strategic and external environment risks, and has overall responsibility for monitoring the risk policies and associated practices of the Company. The other Board committees are responsible for monitoring and reporting to the full Board on risks associated with their respective areas of oversight.

The Board and its committees actively engage with management to provide guidance on and oversight of the Company’s business strategy throughout the year. The Board dedicates at least one meeting annually to focus on management’s long-term strategic plan that guides the Company’s actions to manage risk and deliver shareholder value. In addition, various elements of strategy are discussed at every Board meeting, as well as at many meetings of the Board’s Committees. In order to assess performance against our strategic plans, the Board receives regular updates on progress and execution, and provides direction to senior management throughout the year.

The Company’s senior leadership team works together to identify, assess, manage and mitigate a broad range of risks across the Company's business. These risks are shared with the full Board at its regular meetings and, when appropriate, with committees of the Board. The Company's Senior Vice President, Operations has been tasked with designing and implementing a more formal enterprise risk management (“ERM”) process and to align our risk assessment and mitigation efforts with our corporate strategy. The results of management’s ERM activities will be shared with the Nominating and Governance Committee at least annually, including the process used within the organization to identify risks (including consulting with outside advisors and experts), management’s assessment of the significant categories of risk faced by the Company (including any changes in such assessment since the last review), and management's plans to mitigate potential exposures. The significant risks identified through the Company's ERM activities and the related mitigation plans will also be reviewed with the full Board at least once a year.

Shareholder engagement and communication

We take the views of our shareholders seriously, and members of our management team and our Board have actively engaged many of our shareholders to gain a better understanding of their views. Our process for shareholder outreach and engagement occurs throughout the year. Prior to our annual meeting of shareholders, we review any report published by Institutional Shareholder Services to gain an initial understanding of areas of focus, and after the meeting, we review the voting results and reach out to shareholders to invite feedback and discussion to ensure an understanding of the areas of greatest interest to our shareholders.

Shareholders may communicate with the entire Board or individual directors by sending an email to directors@korumedical.com. Each communication should specify the applicable director or directors to be contacted, as well as the general topic of the communication. Management will initially receive and process communications before forwarding them to the director(s). Management generally will not forward to the directors a communication that they determine to be primarily commercial in nature or related to an improper topic, or that requests general information about the Company.

Diversity, equity and inclusion

The Company is committed to fostering, cultivating, and preserving a culture of diversity, equity, and inclusion. We value our employees for their unique talents and abilities. We embrace and encourage our employee’s differences in backgrounds, experiences, race, color, religious creed, sex, national origin, ancestry, citizenship status, family or marital status, physical, mental and/or intellectual abilities, age, military, or veteran status, registered domestic partner or civil union status, gender and gender identity, sexual orientation, political affiliation, and socio- economic status.

Through our diversity, equity, and inclusion policy, KORU Medical seeks to create a positive work environment where all employees can reach their full potential and maximize their contributions. We are committed to our employees’ dignity and well-being and make every effort to provide all employees with a safe and professional work environment. We continuously seek to ensure a respectful and dignified workplace, and to foster diversity, equity, and inclusion in our business. Among other things, the Company requires all of its employees to attend annual training to promote a greater understanding and enhance employee knowledge in our diversity, equity, and inclusion initiatives.

Corporate Responsibility

We remain fully dedicated to improving quality of life for patients through the development, manufacturing, and commercialization of innovative and easy-to-use subcutaneous drug delivery systems. We are passionate about serving patients and committed to our dedicated employees, our community and running our business in an ethical and compliant manner.

We recognize the importance of embedding environmental and social priorities within our business operations and are committed to developing an ESG strategy. We intend to establish an ESG working group to be responsible for leading our ESG strategy and monitoring our corporate social responsibility and sustainability initiatives.

We address environmental risks by maintaining sustainable practices throughout our business, including identifying and assessing financial risks associated with climate change, energy, waste, pollution, and natural resource conservation. We plan to engage best practices to measure and manage environmental impacts in order to conserve resources, reduce costs, and promote ethical sourcing practices.

We are passionate about the culture we have created of openness, trust and mutual respect in our work environment. We are committed to a strong ‘pay for performance’ environment where each person is accountable and rewarded for not only building the Company but developing themselves and those around them.

It is the Company’s policy to provide a healthy and safe workplace for our employees and to observe applicable federal and state laws and regulations. The health and safety of our associates is our top priority and in recognition of this, we aim to provide a robust health and wellness package. We continually evolve our benefits plans to remain competitive and to meet the needs of our workforce to include medical benefits, dependent care, survivor benefits, disability coverage, parental leave and a 401(k) program.

Non-employee director compensation

The Board believes that providing competitive compensation is necessary to attract and retain qualified non-employee directors. The key elements of KORU Medical’s non-employee director compensation are a cash retainer, stock compensation and Committee chair fees. Of the base compensation paid to non-employee directors (cash retainer and stock), slightly more than half is stock. Ms. Tharby does not receive compensation for her service as a director.

The Compensation Committee reviews the annual compensation of our non-employee directors and makes recommendations to the Board. The following table summarizes the Company’s non-employee director compensation plan.

Annual Compensation(1)	Amount
Cash Retainer	$50,000
Common Stock Award	$60,000(2)
Additional Common Stock Award for Chairman	$40,000(2)
Audit Committee Chair Retainer	$15,000
Compensation Committee Chair Retainer	$11,500
Nominating and Corporate Governance Committee Chair Retainer	$7,500

(1) Paid in quarterly installments.

(2) Number of shares of common stock issued is determined by the average of the high and low prices of the Company’s common stock on the last day of the quarter as reported by the Nasdaq Capital Market.

The Board believes that directors should hold meaningful equity ownership positions in the Company. To that end, a significant portion of non-employee director compensation is in the form of equity awards to further align the interests of our non-employee directors with our shareholders. Under the Board’s stock ownership guidelines, each non-employee director is required to own shares of KORU Medical common stock valued at four times the annual cash retainer and must comply with the guidelines within five years of joining the Board. All of our non-employee directors have achieved the required share ownership or are on track to meet their ownership target.

The following table sets forth the compensation earned or received by our non-employee directors during fiscal year 2022.

Name	Fees earned or paid in cash ($)	Stock awards ($)	All other compensation ($)	Total ($)
R. John Fletcher Chairman of the Board	50,000	90,000	--	140,000
James M. Beck Compensation Committee Chair	61,500	60,000	--	121,500
Robert A. Cascella(1)	26,250	24,231	--	50,481
Donna French	50,000	60,000	--	110,000
Joseph M. Manko, Jr. Nominating and Governance Committee Chair	57,500	60,000	--	117,500
Shahriar (Shar) Matin	50,000	60,000	--	110,000

(1) Joined Board in May 2022.

KORU Medical reimburses non-employee directors for travel and other business expenses incurred in the performance of their services for the Company. Our insider trading policy prohibits all of our directors from, among other things, margining or pledging any Company shares.

Proposal 2: Advisory vote to approve named executive officer compensation

✔ The Board recommends a vote “FOR” Proposal 2.

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Securities Exchange Act of 1934, as amended (“Exchange Act”), which requires that we provide shareholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers. Commonly known as a “say-on-pay” vote, this proposal gives our shareholders the opportunity to express their views on our executive compensation policies and programs and the compensation paid to the named executive officers. At the Company’s 2020 Annual Meeting of Shareholders, 95% of the votes cast were in favor of the Board of Directors’ recommendation to hold an advisory vote on executive compensation every year. The Board of Directors and the Governance Committee (then, our compensation committee) reviewed these results and determined that the Company’s shareholders should hold an advisory vote on executive compensation every year. Accordingly, a say-on-pay vote is being taken at the 2023 Annual Meeting.

We believe that the most effective compensation program is one that is designed to reward all of our employees, including but not limited to, our named executive officers, for the achievement of our short-term and long-term strategic goals using a pay for performance system to ultimately drive toward the achievement of increased total shareholder return. Through this strategy, we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our named executive officers’ total compensation is comprised of a mix of base salary, performance-based cash bonus, long-term incentive compensation, retirement and other benefits intended to fulfill these objectives.

We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by approving the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the Company’s proxy statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and accompanying narrative disclosure.”

We strongly encourage shareholders to read “Compensation of Named Executive Officers” in this proxy statement, including the tabular and narrative disclosure regarding executive compensation, for additional details.

The vote on this proposal is advisory and therefore not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee will review and consider the voting results in future decisions regarding executive compensation.

Executive Compensation

Our goal is to provide an executive compensation program that best serves the long-term interests of our shareholders. We believe that attracting and retaining superior talent and rewarding performance is key to delivering long-term shareholder returns, and that a competitive compensation program is critical to that end.

What We Do	What We Don’t Do

✔ Use a balanced mix of cash and equity compensation and annual and long-term incentives

✔ Tie a significant portion of executive pay to performance against targets, both short- and long-term

✔ Align performance goals with shareholder value

✔ Ensure undue weight is not given to any single performance metric

✔ Consider peer groups

✔ Engage an independent compensation consultant

✔ Solicit annual say on pay vote

✔ Stock ownership guidelines

✔ Clawback provisions for performance-based compensation

✔ “Double trigger” for accelerated equity vesting upon change in control

x Encourage excessive risk-taking by management

x Grant discounted stock options

x Reprice stock options

x Allow hedging or pledging of Company shares

x Tax gross-ups on severance or change in control

x Provide excessive executive perquisites

Setting our executive compensation

The Compensation Committee annually reviews and approves all compensation paid to our executive officers, including our named executive officers, subject to Board approval in the case of CEO compensation. The CEO evaluates and provides to the Compensation Committee performance assessments and compensation recommendations. While the CEO discusses her recommendations with the Compensation Committee, she does not participate in the deliberations concerning, or the determination of, her own compensation. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in the Compensation Committee meetings.

The Compensation Committee meets periodically throughout the year to manage and evaluate executive compensation; however, decisions may be made at other times for new hires, promotions or other special circumstances as our Compensation Committee determines appropriate. The Compensation Committee will continue to monitor and evaluate our executive compensation in light of our shareholders’ views, before making any appropriate adjustments, and continue to consider the outcome of our say-on-pay votes and our shareholders’ views when making future compensation decisions for our named executive officers.

The Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The Compensation Committee has retained The Burke Group as its compensation consultant to, among other things, provide competitive market assessments of the compensation of our executive officers, as well as provide support on other matters as requested by the Compensation Committee from time to time. The Compensation Committee has analyzed whether the work of The Burke Group as compensation consultant raises any conflict of interest, taking into account relevant factors in accordance with SEC guidelines. Based on its analysis, the Compensation Committee determined that the work of The Burke Group and the individual compensation advisors employed by Burke does not create any conflict of interest pursuant to the SEC rules and applicable Nasdaq listing standards.

Principal elements of our executive compensation

Our 2022 executive compensation program consisted of the following principal elements:

Base Salary, which provides a baseline level of compensation set forth in an employment agreement that is reviewed and subject to adjustment annually. Base salary is fixed cash compensation based on performance, scope of responsibilities, experience and competitive pay practices.

Annual Incentive Compensation Program (“AICP”), which provides an annual variable cash payment tied to company and individual performance during the fiscal year. AICP cash bonus drives business performance towards achievement of annual goals and rewards individual contributions to the Company’s performance.

Stock Options, which reward creation of shareholder value and promote executive retention. Stock options are exercisable for shares upon payment of the exercise price fixed at fair market value at the time of the award, and generally vest ratably over four years. Stock options are generally issued at the time of hire.

Time-Based Restricted Stock, which increases executive ownership to align with shareholder interests and promotes executive retention. Time-based restricted stock generally vests ratably over four years. Our CEO is the only executive to have received a time-based restricted stock award, which was awarded upon her hire in 2021.

Performance-Based Restricted Stock, which also increases executive ownership to align with shareholder interests and promotes executive retention. Performance-based restricted stock ties vesting to the performance of the Company and/or the individual over a period of time. Our CEO is the only executive to have received a performance-based restricted stock award, which was awarded upon her hire in 2021.

The compensation of our named executive officers includes substantial performance-based compensation, where the amount received by an executive varies based on Company and individual performance.

Annual Incentive Compensation Plan

As part of the Company’s pay-for-performance philosophy, the Company has adopted an Annual Incentive Compensation Plan (“AICP”) applicable to all full-time employees, including the named executive officers, in the form of an annual cash bonus award potential. Target AICP awards are expressed as a percentage of base salary and, for the named executive officers, set forth in their respective employment agreements.

An employee’s bonus award is made from a pool established by the Board for all employees under the AICP, based on achievement and over-achievement of any one or more measures of the Company’s financial or other performance for the year as determined in the discretion of the Board. The Company performance targets may include any one or more of the following criteria, measured on an absolute basis or relative to a pre-established target, in each case as specified and weighted by the Board: (i) revenues, (ii) earnings before one or more of interest, taxes, depreciation, and amortization, (iii) return on equity, (iv) income or net income, (v) operating income or net operating income, (vi) gross margin, operating margin, or profit margin, (vii) strategic plan progress; (viii) market segment share, (ix) new product innovation, (x) minimum cash balance, or (xi) such other criteria as the Board may determine are appropriate to measure the Company’s performance.

An employee’s individual bonus award is calculated based the Company performance as described above, and in part, on the extent to which they meet expectations in their individual annual performance review, as determined by the Board for the CEO and the Compensation Committee for her direct reports, and as determined by the CEO for other employees. Such expectations are based on individual annual performance goals and objectives established by the Compensation Committee for the CEO and by the CEO in her sole discretion for her direct reports and all other employees. Different employees may have different individual performance goals and objectives. In no event does an employee’s individual bonus award exceed the total of the funded performance target pool, which may include over-achievement for Company over-performance.

The Board (and the independent directors in the case of our CEO), upon recommendation of the Compensation Committee, has the discretion to determine what it believes is an appropriate AICP award to recognize the Company’s performance and a particular executive’s contribution to that performance. Actual awards are in the discretion of the Board and awards may be more or less than the target. The Board may also amend any financial or other targets or goals based on the Company’s market performance or any other criteria it deems appropriate.

The Compensation Committee seeks to reward what it deems to be superior performance by management in light of current industry conditions and growth trends. The Compensation Committee sets what it believes are challenging performance targets in light of the Company operating plans reviewed by the Board, and structures payouts so that they are aligned with the Company’s performance against those targets.

Change in control

Certain of our unvested equity grants provide for double-trigger vesting upon a change in control. Under this provision, the awards will automatically vest upon a change in control only if the executive is terminated without “cause” or terminates employment for “good reason” (as such terms are defined in the executive’s employment agreement) within the specified period of the change in control.

Clawback

Our Annual Incentive Compensation Plan (“AICP”) provides that if the Company’s financial statements are the subject of a restatement (i) due to material non-compliance with any financing reporting requirement under the federal securities laws, even if such restatement was not the result of any misconduct or error of the participant, (ii) in order to correct errors that were immaterial to previously issued financial statements but would result in a material misstatement if the errors were left uncorrected in future filings under the federal securities laws; or (iii) to correct errors that are recognized in the current period covered by the financial statements, then the Company will seek reimbursement of excess incentive cash compensation paid under the AICP for the relevant year(s). In addition, if the Company’s financial statements are the subject of a restatement or correction of error due, in whole or in part, to a participant’s misconduct, to the extent permitted by governing law, the Company may seek reimbursement of all incentive cash compensation paid under the AICP to such participant for the relevant year(s). Finally, the Company may seek reimbursement of any or all incentive cash compensation paid under the AICP to a participant in the event the Board or Compensation Committee determines, in its reasonable judgment, that the participant has, or has been negligent in connection with the supervision of someone who has, engaged in fraud, misrepresentation, theft or embezzlement, engaged in other misconduct (including harassment), or been grossly negligent in connection with the performance of their duties, in each case resulting in Company reputational or financial harm.

In addition, the Company’s employment agreement with our Chief Executive Officer provides that if the Company’s financial results are subsequently restated and such restatement shows any bonus, option or restricted stock award was incorrectly paid or vested, she will be required to forfeit the portion of such compensation that was incorrectly paid and, to the extent her fraud or other misconduct resulted in the receipt or vesting of such compensation, she shall will be required to forfeit such improperly paid or vested compensation. The Company may also recover any bonus paid and cancel outstanding equity awards and recover any shares received upon the exercise or vesting of such awards (or any gain realized on the sale of such shares) to the extent the Chief Executive breaches certain restrictive covenants in her employment agreement.

Nasdaq has proposed listing standards that require listed issuers, such as KORU Medical, to adopt and comply with written clawback policies meeting certain conditions. We believe our AICP meets such standards and plan to implement a more general clawback policy to comply with the Nasdaq’s new listing standards once they become effective.

Stock ownership guidelines

To increase executive share ownership and promote a long-term perspective when managing our business, our Chief Executive Officer and certain other executives identified by the Board are required to achieve the required ownership level set forth below within 5 years of becoming subject to the guidelines and to maintain such ownership while they are employed by the Company. Shares subject to unvested stock options or otherwise subject to a right to acquire are not included in the ownership level for this purpose.

Position	Multiple
CEO	5x base salary
Certain Other Executives	3x base salary
Non-employee Directors	4x annual cash fees

Pledging and hedging

Our insider trading policy prohibits all of our directors, officers and employees (including the named executive officers) from margining or pledging any Company shares or other Company securities, entering into hedging or monetization transactions or similar arrangements with respect to Company securities, selling the Company’s securities short, or buying or selling puts or calls or other derivative securities on the Company's securities.

Equity award timing

The Compensation Committee has adopted a policy that prohibits the backdating of any equity compensation award and requires our annual equity compensation awards and any “off-cycle” awards to be made on certain fixed dates.

Compensation of named executive officers

Summary Compensation Table

The following table shows the compensation provided by the Company to each of the named executive officers in fiscal years 2022 and 2021:

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Linda Tharby President & CEO	2022	550,000	—	—	—	400,400	12,200	962,600
	2021	398,045	317,041	3,310,000	3,017,122	—	10,083	7,052,291
Brian Case Chief Technology Officer	2022	247,917	—	—	945,215	101,981	6,417	1,301,529
	2021	—	—	—	—	—	—	—
Thomas Adams Interim CFO	2022	240,000	50,000	—	—	81,900	10,000	381,900
	2021	30,000	40,000	—	532,560	—	—	602,560

Narrative disclosure to Summary Compensation Table

Employment Agreements. Each of our named executive officers had a written employment with the Company during 2022. In March 2021, we entered into an employment agreement with Ms. Tharby. In October 2021, we entered into an employment agreement with Mr. Adams. In March 2022, we entered into an employment agreement with Mr. Case. Under each of the employment agreements, the employment of the named executive officer may be terminated by either party upon written notice to the other party.

Salary. The base salaries of our named executive officers were not increased for 2022 and, as of December 31, 2022, the base salaries for our named executive officers then employed by the Company were as follows: Ms. Tharby, $550,000; Mr. Case, $350,000; Mr. Adams, $240,000.

Bonus. As an inducement to his employment with the Company, Mr. Adams received a signing bonus of $40,000. In 2022, Mr. Adams received a discretionary bonus of $50,000 in recognition of his additional contributions in the role of Interim Chief Financial Officer.

Non-Equity Incentive Compensation. As an inducement to her employment with the Company commencing April 12, 2021, Ms. Tharby received a guaranteed bonus (subject to continued employment) equal to $317,041 for the 2021 fiscal year. For subsequent years pursuant to her employment agreement, Ms. Tharby is eligible to receive an annual bonus of up to 80% of her base salary in accordance with the AICP. Any annual bonus paid to Ms. Tharby under her employment agreement has been and will be paid 70% in cash and 30% in shares of common stock.

Pursuant to their employment agreements, Messrs Adams and Case were eligible to receive an annual bonus of up to 30% and 45%, respectively, of their annual base salaries in accordance with the AICP.

For 2022, the Compensation Committee established the amount of the total AICP bonus pool based on the Company’s 91% achievement of targets set at the beginning of the year for the Company’s reported annual net revenues (weighted 40%), year-end cash balance (weighted 20%) and strategic progress (weighted 40%). Bonuses were paid out for 2022 to each of Ms. Tharby, Mr. Adams and Mr. Case based on their meeting or exceeding individual expectations set at the beginning of the year.

Options and Restricted Stock Awards

Each of Ms. Tharby, Mr. Adams and Mr. Case received on the respective start dates of their employments an option to purchase 1,000,000 shares of our common stock at $3.875 per share, 200,000 shares of our common stock at $3.34 per share, and 475,000 shares of our common stock at $2.67 per share, respectively. Each of these options are subject to vesting on each of the four anniversary dates of their award, subject to continued employment.

In addition, on the start date of her employment, the Company issued Ms. Tharby three restricted stock awards as follows, each vesting subject to employment on the respective vesting date:

(1) 600,000 shares of performance-based restricted common stock, vesting as follows: if the Company’s net sales growth for any of the fiscal years ended December 31, 2022, 2023, 2024 or 2025 (each, a “target year”) is at least the applicable net sales growth target set forth on the schedule to the award agreement, then, on the date the Board approves the Company’s financial results, a corresponding portion of the restricted stock award will vest as set forth on such schedule. The maximum number of shares that can vest in any year is 150,000, which corresponds to a net sales growth target of 25%; provided, however, if net sales growth is less than any of the net sales growth targets set forth in such schedule in any target year (a “miss year”), vesting of the restricted stock award in the following target years (each, a “catch-up year”) is further subject to the following catch-up vesting provisions: if the net sales growth in the miss year(s) when averaged with the net sales growth in each catch-up year(s) equals or exceeds a net sales growth target in any single miss year that has not previously been obtained, then an additional portion of the shares will vest as if the applicable net sales growth target had been met in the miss year(s). Notwithstanding the foregoing, all 600,000 shares will automatically vest upon the Company maintaining, for a period of at least two consecutive fiscal quarters after January 1, 2022 and before December 31, 2025, a run rate over the previous four fiscal quarters of $50,000,000. 50,000 shares of this award vested for fiscal year ended December 31, 2022 consistent with the applicable net sales growth target set forth on the schedule to the award agreement.

(2) 200,000 shares of time-based restricted common stock vesting 25% on April 12, 2022 and 25% on each twelve month anniversary thereafter.

(3) 200,000 shares of performance-based restricted common stock vesting as follows: (i) 50,000 shares on the first date on which the Company’s market capitalization for a period of 90 consecutive days has been, or there has been a change of control (as defined in the Employment Agreement) of the Company with an enterprise value of, at least $500,000,000 but less than $600,000,000; (ii) 50,000 shares on the first date on which the Company’s market capitalization for a period of 90 consecutive days has been, or there has been a change of control of the Company with an enterprise value of, at least $600,000,000 but less than $750,000,000; and (iii) 100,000 shares on the date on which the Company’s market capitalization for a period of 90 consecutive days has been, or there has been a change of control of the Company with an enterprise value of, at least $750,000,000. No shares will vest, however, on or following April 12, 2026.

All Other Compensation. Each named executive officer was entitled to participate in any benefit plan from time to time in effect for our executives and/or employees generally, subject to the eligibility provisions of that plan. Each named executive officer received matching contributions under our 401(k) savings plan for all executives.

Outstanding equity awards at 2022 fiscal year end

The following table sets forth the outstanding equity awards held by our named executive officers at the end of fiscal year 2022.

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

Linda Tharby	250,000	750,000	3.875	3/15/31	950,000	3,391,500	—	—
Thomas Adams	50,000	150,000	3.34	11/29/31	—	—	—	—
Brian Case	—	475,000	2.67	4/30/32	—	—	—	—

__________

(1)	Non-qualified stock options granted under the 2015 Stock Option Plan, as amended that vest 25% annually commencing on the first anniversary following the date of award.

(2)	Based on a closing price of our common stock on December 30, 2022 of $3.57.

Pay versus performance

The following tables and related disclosures provide information about (i) the “total compensation” of our CEO, and our other named executive officers (the “Other NEOs” or the “Non-CEO NEOs”) as presented in the Summary Compensation Table above, (ii) the “compensation actually paid” to our CEO and our Other NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules, (iii) certain financial performance measures, and (iv) the relationship of the “compensation actually paid” to those financial performance measures.

This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act, and does not necessarily reflect value actually realized by the executives or how our Compensation Committee evaluates compensation decisions in light of Company or individual performance.

Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(1)(2)(3)	Average Summary Compensation Table Total for Non-CEO NEOs(1)	Average Compensation Actually Paid to Non-CEO NEOs(1)(2)(3)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(4)	Net Income/ (Loss) (in thousands)
2022	$962,600	$1,446,209	$841,715	$535,540	$118.55	$(8,661,142)
2021	$7,052,291	$5,179,379	$602,560	$1,019,809	$49.83	$(4,562,823)

__________

(1)	The CEO for 2022 and 2021 is Linda Tharby. The Non-CEO NEOs for whom the average compensation is presented in this table are for 2022, Thomas Adams and Brian Case, and for 2021, Thomas Adams who joined the Company in November 2021. Brian Case joined the Company in April 2022.

(2)	The amounts shown as Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by the Company’s CEO and Non-CEO NEOs. These amounts reflect total compensation as set forth in the Summary Compensation Table for each year, adjusted as described in footnote 3 below.

(3)	Compensation Actually Paid reflects the exclusions and inclusions for the CEO and the Non-CEO NEOs set forth below. Amounts excluded, which are set forth in the “Minus Stock and Option Awards from Summary Compensation Table” columns below, represent the stock awards and option awards reported in the Stock Awards and Option Awards columns of the Summary Compensation Table for each applicable year. See - Narrative Disclosure to Summary Compensation Table – Options and Restricted Stock Awards on page 21. Amounts added back to determine Compensation Actually Paid are made up of the following components which are set forth in the table below, as applicable: (i) the fair value as of the end of the fiscal year of outstanding and unvested equity awards granted in that year; (ii) the change in fair value during the year of equity awards granted in prior years that remained outstanding and unvested at the end of the year; (iii) the fair value as of the vesting date of equity awards that were granted and vested in that year; and (iv) the change in fair value during the year through the vesting date of equity awards granted in prior years that vested during that year. The fair value at the end of the prior year of awards granted in any prior year that failed to meet applicable vesting conditions during the covered year are subtracted, although there were no such awards for the CEO or the Non-CEO NEOs in 2021 or 2022. Equity values are calculated in accordance with ASC Topic 718.

Year	Summary Comp. Table Total for CEO	Minus Stock and Option Awards from Summ. Comp. Table	Plus Year- End Equity Value of Unvested Awards Granted During Year	Plus Change in Value of Unvested Awards Granted in Prior Years	Plus Value of Awards Granted and Vested During Year	Plus Change in Value of Prior Years’ Awards Vested During Year	Comp. Actually Paid to CEO
2022	$962,600	—	—	$554,102	—	$(70,493)	$1,446,209
2021	$7,052,291	$6,327,122	$4,454,210	—	—	—	$5,179,379

Year	Avg. Summary Comp. Table Total for Other NEOs	Minus Avg. Stock and Option Awards from Summ. Comp. Table	Plus Avg. Year-End Equity Value of Unvested Awards Granted During Year	Plus Avg. Change in Value of Unvested Awards Granted in Prior Years	Plus Avg. Value of Awards Granted and Vested During Year	Plus Avg. Change in Value of Prior Years’ Awards Vested During Year	Average Comp. Actually Paid to Other NEOs
2022	$841,715	472,607	640,287	$15,607	—	$(5,193)	$1,019,809
2021	$602,560	$532,560	$465,540	—	—	—	$535,540

__________

(4) Total Shareholder Return illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in KORU Medical common stock on December 31, 2020.

Description of Relationship Between NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Non-CEO NEOs, and the Company’s TSR over the fiscal two year period from 2021 through 2022.

Description of Relationship Between NEO Compensation Actually Paid and Net Loss

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Non-CEO NEOs, and the Company’s Net Loss over the fiscal two year period from 2021 through 2022.

Proposal 3: Ratification of selection of independent registered public accounting firm

✔ The Board recommends a vote “FOR” Proposal 3.

McGrail Merkel Quinn & Associates, P.C. has been selected by the Audit Committee as the Company’s independent auditors for fiscal year 2023. The Audit Committee is solely responsible for the appointment, compensation, retention and oversight of its independent auditors. Shareholders are being asked to ratify the Audit Committee’s selection of McGrail Merkel Quinn & Associates, P.C. If ratification is withheld, the Audit Committee will reconsider its selection.

A representative of McGrail Merkel Quinn & Associates, P.C. is expected to attend the 2023 Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement.

Listed below are the fees billed to the Company by McGrail Merkel Quinn & Associates, P.C. for services rendered during fiscal years 2022 and 2021.

	2022	2021
Audit Fees	$45,250	$42,500	“Audit Fees” consist of aggregate fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in quarterly reports or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2022 and December 31, 2021, respectively.
Audit Related Fees	$—	$—
Tax Fees	$61,925	$33,500	“Tax Fees” includes tax compliance, assistance with tax audits, tax advice and tax planning.
All Other Fees	$—	$—
Total	$107,175	$76,000

The Audit Committee of the Board of Directors is responsible for the appointment, compensation, and oversight of the work of the independent auditors and has approved in advance any services to be performed by the independent auditors, whether audit-related or not. The Audit Committee has reviewed each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors. All of the Audit Fees shown above were pre-approved by the Audit Committee.

Report of the Audit Committee

The Audit Committee of the Board has been responsible for the oversight of the integrity of the Company’s consolidated financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements, the organization and performance of our internal audit function and the qualifications, independence and performance of our independent registered public accounting firm.

Management of the Company is responsible for establishing and maintaining internal controls and for preparing the Company’s consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements. It is the responsibility of the Audit Committee to oversee these activities.

The Audit Committee reviewed and discussed the Company’s audited financial statements with management.

The Audit Committee discussed with McGrail Merkel Quinn & Associates, P.C. the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.

The Audit Committee also received written disclosures and the letter from McGrail Merkel Quinn & Associates, P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding McGrail Merkel Quinn & Associates, P.C. communications with the Audit Committee concerning independence and has discussed with McGrail Merkel Quinn & Associates, P.C. their independence from the Company. The Audit Committee also reviewed and discussed the selection, application and disclosure of the critical accounting policies of the Company with McGrail Merkel Quinn & Associates, P.C.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Audit Committee

Robert A. Cascella

R. John Fletcher

Joseph M. Manko, Jr.

Securities owned by certain beneficial owners and management

The table below sets forth, as of March 24, 2023, the number of shares of common stock beneficially owned by each person owning more than 5% of the outstanding shares, by each named executive officer, director and director nominee, and by all executive officers and directors as a group. Except as otherwise noted, the address of each person is c/o KORU Medical Systems, Inc., 100 Corporate Drive, Mahwah, NJ, 07430.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (the “SEC”). Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We are not aware of any arrangements, including any pledge by any person of the Company’s securities, which may result in a change in control of the Company.

Percentage ownership is based on 46,440,264 shares of common stock outstanding (including 900,000 shares of unvested restricted common stock entitled to vote) at March 24, 2023. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, except as indicated by the footnotes below, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 24, 2023, to be outstanding ignoring the withholding of shares of common stock to cover applicable taxes. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. We did not deem outstanding shares of common stock issuable as directors’ fees within 60 days after March 24, 2023, as the number of shares is not able to be calculated at this time. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

Name of Principal Shareholders and Identity of Group	Shares Beneficially Owned		Percent of Class

Joseph M. Manko, Jr.	9,775,261	(1)	21.1%
Linda Tharby	1,551,404	(5)	3.3%
James M. Beck	225,223	(4)	*
R. John Fletcher	72,020		*
Tom Adams	50,000		*
Shahriar (Shar) Matin	37,429		*
Donna French	28,785		*
Robert Cascella	14,647		*
Brian Case	118,750		*
All Directors and Executive Officers as a Group	11,873,519		25.6%

Horton Capital Management, LLC	9,775,261	(1)	21.1%
First Light Asset Management, LLC	6,299,771	(2)	13.6%
Archon Capital Management, LLC	2,969,732	(3)	6.4%

__________

(1)        Based upon a Schedule 13D/A filed with the SEC on February 24, 2023 and other information provided to us by Horton Capital Management, LLC, a Delaware limited liability company (“HCM”), each of Mr. Manko and HCM may be deemed to beneficially own 9,775,261 shares of common stock, including 7,430,603 shares of common stock held directly by Horton Capital Partners Fund, LP, a Delaware limited partnership (“HCPF”), 2,344,658 shares of common stock held directly by Horton Freedom, LP, a Delaware limited partnership (“HFF”). HCM maintains discretionary investment and voting authority with respect to all of such shares and may be deemed to be the beneficial owner of such shares because, in the event HCM’s investment advisory agreements with respect to such shares are terminated, Horton Capital Partners LLC (“HCP”), a Delaware limited liability company, has the right to assume HCM’s discretionary investment and voting authority with respect to such shares. HCP is the general partner of HCPF and Horton Freedom. Mr. Manko is the managing member of both HCM and HCP and may be deemed to be the beneficial owner of the shares of common stock held by HCPF and Horton Freedom. The address of Mr. Manko, HCM, HCP, HCPF and HFF is 1717 Arch Street, 39th Floor, Philadelphia, PA 19103.

(2)        Based solely upon a Schedule 13G/A filed with the SEC on February 14, 2023, First Light Asset Management, LLC (“First Light”), each of First Light and Mathew P. Arens may be deemed to be the beneficial owner of 6,299,771 of shares of common stock. First Light acts as an investment adviser to certain persons holding separately managed accounts with First Light, each of whom has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, those shares. First Light may also be deemed to be the beneficial owner of these shares because it acts as an investment adviser to certain private funds. Mr. Arens may also be deemed to be the beneficial owner of these shares because he controls First Light in his position as managing member and majority owner of First Light. Mr. Arens also directly holds 33,596 shares in an individual capacity with sole control and 76,371 shares in a joint account over which he shares control. The address of First Light and Mr. Arens is 3300 Edinborough Way #201, Edina, MN 55435.

(3)        Based solely upon a Schedule 13G/A filed with the SEC on February 13, 2023 by Archon Capital Management, LLC, a Washington limited liability company (“Archon”), and Constantinos Christofilis, Mr. Christofilis may be considered a control person with respect to Archon.

(4)        Includes 35,000 shares of common stock held in a trust of which Mr. Beck serves as trustee.

(5)        Includes 900,000 unvested shares of restricted stock that are deemed beneficially owned because the holder has sole voting power with respect to such shares.

Delinquent Section 16(a) reports

Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than ten percent (10%) of our common stock, file with the SEC reports of initial ownership of our common stock and subsequent changes in that ownership and furnish to us copies of all forms they file pursuant to Section 16(a). Based solely on a review of Forms 3, 4, and 5 furnished to us or filed with the SEC in fiscal year 2022, we believe all Section 16(a) filing requirements were timely made in the fiscal year ended December 31, 2022 except one late Form 4 for Ms. Tharby reporting the portion of her annual bonus paid in shares and one late Form 4 for Mr. Case reporting the award of stock options.

2024 Annual Meeting of Shareholders

Any shareholder proposals intended to be presented at our 2024 Annual Meeting of shareholders and considered for inclusion in our proxy materials must be received by November 26, 2023 and must comply with the procedures of Rule 14a-8 under the Exchange Act. Shareholder proposals failing to comply with the procedures of Rule 14a-8 under the Exchange Act will be excluded. If the date of our 2024 Annual Meeting is more than 30 days from the anniversary of the date of the 2023 Annual Meeting, we will publicly announce a different submission deadline from that set forth above, in compliance with SEC rules.

Our Bylaws establish an advance notice procedure with regard to shareholder proposals that a shareholder wishes to present at an annual meeting of shareholders. To be properly brought before the 2024 Annual Meeting, a notice of the matter the shareholder wishes to present at the meeting must be delivered to the Chairman of the Board at the Company’s principal offices in Mahwah, NJ (see below) not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Bylaws (and not pursuant to Rule 14a-8) must be received no later than February 17, 2024 and no earlier than January 18, 2024. However, if the 2024 Annual Meeting is more than 30 days before or after the first anniversary of the date of this year’s Annual Meeting, such notice must be received no later than the close of business on the 10th day following the date public disclosure of the meeting date was made. All shareholder proposals must comply with the requirements of the Bylaws. The chairman of the Annual Meeting may refuse to acknowledge or introduce any such matter at the Annual Meeting if notice of the matter is not received within the applicable deadlines or does not comply with the Bylaws. If a shareholder does not meet these deadlines or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is presented at the Annual Meeting. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 18, 2024.

Shareholder proposals should be sent to us at KORU Medical Systems, Inc., 100 Corporate Drive, Mahwah, NJ 07430, Attention: Corporate Secretary.

Other matters

The Board is not aware of any matters to be presented at the 2023 Annual Meeting other than those set forth in the accompanying notice. If any other matters properly come before the meeting (or any adjournment or postponement thereof), the persons named in the proxy card will vote on such matters in their discretion in accordance with their best judgment.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet, Smartphone or Tablet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

KORU MEDICAL SYSTEMS, INC.

Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 16, 2023.

INTERNET
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MOBILE VOTING
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

Please mark your votes like this **X**

PROXY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3 AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS LISTED BELOW.

1. Election of Directors
   (1) R. John Fletcher
   (2) Robert A. Cascella
   (3) Donna French
   (4) Joseph M. Manko,Jr.
   (5) Shahriar (Shar) Matin
   (6) Linda Tharby

FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

	FOR	AGAINST	ABSTAIN
2. Approval, on an advisory basis, of the compensation of the Company's executive officers.	☐	☐	☐
3. Ratification of the appointment of independent registered public accountants for the 2023 fiscal year.	☐	☐	☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**________ **2023.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

The proxy statement and our Fiscal 2022 Annual Report on Form 10-K are available at https://www.cstproxy.com/korumedical/2023

Under California Law, if you decide to vote on the internet for this meeting, you will be deemed present in person or by proxy at the meeting, be deemed to have voted at the meeting, and to have consented to vote your shares in accordance with California Corporations Code Sections 20, 21, 600 and 601.

You may revoke your vote and vote again by logging on as provided in the notice originally sent to you by mail.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KORU MEDICAL SYSTEMS, INC.

The undersigned appoints Linda Tharby and Thomas Adams, and each of them, as proxies, each with the power to appoint her/his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of KORU Medical Systems, Inc. held of record by the undersigned at the close of business on March 24, 2023 at the Annual Meeting of Shareholders of KORU Medical Systems, Inc. to be held on May 17, 2023, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SIX NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE JUDGMENT OF PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)